UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2019

AQUA AMERICA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	001-06659 (Commission File Number)	23-1702594 (I.R.S. Employer Identification No.)

762 West Lancaster Avenue Bryn Mawr, Pennsylvania (Address of Principal Executive Offices)	19010-3489 (Zip Code)

Registrant’s telephone number, including area code (610) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2019, Aqua America, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”), dated April 17, 2019, among the Company and Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, as representatives (the “Common Stock Representatives”) of the several underwriters named in Schedule I thereto (the “Common Stock Underwriters”), pursuant to which the Company agreed to sell 32,495,667 shares of its common stock, par value $0.50 per share (“Common Stock”) at a public offering price of $34.62 per share (the “Common Stock Offering”). In connection with the Common Stock Offering, the Company granted the Common Stock Underwriters a 30-day option to purchase up to an additional 4,874,350 shares of its Common Stock, which option the Common Stock Underwriters exercised in full on April 18, 2018. In addition, on April 17, 2019, the Company entered into an underwriting agreement (the “Units Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”), dated April 17, 2019, among the Company and RBC Capital Markets, LLC and Goldman Sachs & Co. LLC, as representatives (the “Units Representatives”) of the several underwriters named in Schedule I thereto (the “Units Underwriters” and, together with the Common Stock Underwriters, the “Underwriters”), pursuant to which the Company agreed to sell 12,000,000 6.00% tangible equity units (the “Units”) at a public offering price of $50.00 per Unit (the “Units Offering”). In connection with the Units Offering, the Company granted the Units Underwriters an option to purchase, within 13 days beginning on, and including, the date of the initial issuance of the Units, up to an additional 1,800,000 Units, solely to cover over-allotments, if any, which option the Units Underwriters exercised in full on April 18, 2018. The Underwriting Agreements include customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Common Stock Offering and the Units Offering closed on April 23, 2019 and the Company issued and sold a total of 37,370,017 shares of its Common Stock and 13,800,000 Units. The offering and sale of Common Stock and Units were made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-223306), including prospectus supplements, each dated April 17, 2019, to the prospectus contained therein, dated February 28, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds from these offerings, together with proceeds from additional debt financing and proceeds from its previously announced private placement, to (1) fund the acquisition by the Company of LDC Funding LLC (the “Acquisition”), (2) complete the redemption of approximately $314 million aggregate principal amount of the Company’s privately placed notes (the “Company Debt Refinancing”) and (3) pay related costs and expenses. If the Acquisition is not consummated, the Company intends to use the net proceeds from these offerings, after payment of any cash redemption amount and/or repurchase price (if applicable), for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other financing transactions, repurchases of the Company’s common stock, debt repayment, capital expenditures and investments.

Units

The Company issued the Units and Purchase Contracts (as defined below) under a purchase contract agreement (the “Purchase Contract Agreement”), dated as of April 23, 2019, between the Company and U.S. Bank N.A., as purchase contract agent, as attorney-in-fact for holders of Purchase Contracts (as defined below) and as trustee under the indenture referred to below. The Company issued the Amortizing Notes (as defined below) under an indenture dated as of April 23, 2019 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of April 23, 2019 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of April 23, 2019 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), each between the Company and U.S. Bank N.A., as trustee.

Each Unit offered is comprised of (i) a prepaid stock purchase contract issued by the Company (each, a “Purchase Contract”) pursuant to which the Company will deliver to the holder, not later than April 30, 2022 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled at the holder’s or the Company’s option, a number of shares of Common Stock per Purchase Contract equal to the settlement rate described below, and (ii) a senior amortizing note issued by the Company (each, an “Amortizing Note”) with an initial principal amount of $8.62909 that pays equal quarterly installments of $0.75000 per Amortizing Note (except for the July 30, 2019 installment payment, which will be $0.80833 per Amortizing Note), which cash payment in the aggregate will be equivalent to 6.00% per year with respect to the $50.00 stated amount per Unit.

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Purchase Contracts

Unless earlier redeemed or settled at the holder’s or the Company’s option, for each Purchase Contract the Company will deliver to holders on the mandatory settlement date a number of shares of Common Stock. The number of shares of Common Stock issuable upon settlement of each Purchase Contract (the “mandatory settlement rate”) will be determined as follows:

•	if the Applicable Market Value (as defined below) of the Common Stock is greater than the threshold appreciation price (initially approximately $42.41), then the holder will receive 1.1790 shares of Common Stock for each Purchase Contract (the “minimum settlement rate”);
•	if the Applicable Market Value of the Common Stock is less than or equal to the threshold appreciation price but greater than or equal to the reference price (initially approximately $34.62), then the holder will receive a number of shares of Common Stock for each Purchase Contract having a value, based on the Applicable Market Value, equal to $50.00; and
•	if the Applicable Market Value of the Common Stock is less than the reference price, then the holder will receive 1.4442 shares of Common Stock for each Purchase Contract (the “maximum settlement rate”).

The “Applicable Market Value” means the arithmetic average of the VWAPs (as defined in the Purchase Contract Agreement) per share of the Company’s Common Stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding April 30, 2022. The minimum settlement rate and the maximum settlement rate are each subject to adjustment as set forth in the Purchase Contract Agreement.

At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding April 30, 2022, a holder of Purchase Contracts may settle any or all of its Purchase Contracts early, in which case the Company will deliver a number of shares of Common Stock per Purchase Contract equal to the minimum settlement rate. In addition, at any time prior to the second scheduled trading day immediately preceding April 30, 2022, if a “Fundamental Change” (as defined in the Purchase Contract Agreement) occurs, holders may settle any or all of their Purchase Contracts early. If a holder elects to settle its Purchase Contracts early in connection with such Fundamental Change, it will receive a number of shares of Common Stock (and any cash payable for fractional shares) per Purchase Contract based on the “Fundamental Change Early Settlement Rate” as defined in, and in accordance with, the Purchase Contract Agreement. In either case, upon early settlement at a holder’s election of a Purchase Contract that is a component of a Unit, the corresponding Amortizing Note will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related Purchase Contract early.

On or after January 30, 2020, the Company may elect to settle all, but not less than all, outstanding Purchase Contracts at the “early mandatory settlement rate” on a date fixed by the Company upon not less than five business days’ notice. The “early mandatory settlement rate” will be the maximum settlement rate as of the relevant notice date, unless the closing price per share of the Common Stock for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the notice date in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate as of the notice date. If the Company elects to settle all the Purchase Contracts early, holders will have the right to require the Company to repurchase their Amortizing Notes on the terms set forth in the Second Supplemental Indenture.

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If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the purchase agreement for the Acquisition is terminated, the Company may elect to redeem all, but not less than all, of the outstanding Purchase Contracts for the applicable redemption amount, as set forth in the Purchase Contract Agreement. In that case, holders will have the right to require the Company to repurchase their Amortizing Notes on the terms set forth in the Second Supplemental Indenture.

Amortizing Notes

Each Amortizing Note will have an initial principal amount of $8.62909, will bear interest at a rate of 3.00% per annum and will have a final installment payment date of April 30, 2022. On each January 30, April 30, July 30 and October 30, commencing on July 30, 2019, the Company will pay equal quarterly cash installments of $0.75000 per Amortizing Note (except for the July 30, 2019 installment payment, which will be $0.80833 per Amortizing Note), which will constitute a payment of interest and a partial repayment of principal, and which cash payment in the aggregate per year will be equivalent to 6.00% per year with respect to the $50.00 stated amount per Unit. The Amortizing Notes will be the direct, unsecured and unsubordinated obligations of the Company and will rank equally with all of the existing and future other unsecured and unsubordinated indebtedness of the Company.

If the Company elects to settle the Purchase Contracts early or in the event of an acquisition termination redemption as described above, holders of Amortizing Notes will have the right to require the Company to repurchase their Amortizing Notes for cash at the repurchase price set forth in the Second Supplemental Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Amortizing Notes then outstanding may declare the unpaid principal of the Amortizing Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Amortizing Notes together with any accrued and unpaid interest thereon will become due and payable.

General

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

The Company has applied to list the Units on the New York Stock Exchange under the symbol “WTRU,” subject to satisfaction of its minimum listing standards with respect to the Units. If approved for listing, the Company expects trading on the New York Stock Exchange to begin within 30 calendar days. However, the Company will not initially apply to list the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The foregoing descriptions of the Units, the Purchase Contracts and the Amortizing Notes are summaries and are not meant to be complete descriptions of the Units, the Purchase Contracts and the Amortizing Notes. Each summary is qualified in its entirety by the Purchase Contract Agreement (including the forms of Unit and Purchase Contract), the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (including the form of Amortizing Note), as applicable, which are filed as Exhibits 4.1, 4.4, 4.5 and 4.6, respectively, to this Current Report and are incorporated herein by reference as though each were fully set forth herein.

Forward-Looking Statements

This Current Report on Form 8-K and its exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others: the terms and timing of additional offerings or borrowings to be made by the Company to fund the Acquisition and the anticipated use of proceeds from these offerings. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the ability to price and to satisfy customary closing conditions with respect to the offerings, prevailing market conditions, and the impact of general economic, industry or political conditions in the United States or internationally. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions; changes in regulations or regulatory treatment, including a change in federal tax policy; availability and access to capital; the cost of capital; disruptions in the credit markets; the ability of the Company to successfully close and integrate the Acquisition; and other factors discussed in the Company’s Annual Report on Form 10-K, which was filed with the SEC on February 26, 2019 and the Company’s Current Report on Form 8-K/A, which was filed with the SEC on April 15, 2019. For more information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s annual, quarterly and other SEC filings. The Company is not under any obligation - and expressly disclaims any such obligation - to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
1.1	Common Stock Underwriting Agreement, dated April 17, 2019, among Aqua America, Inc. and Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule I thereto.
1.2	Units Underwriting Agreement, dated April 17, 2019, among Aqua America, Inc. and RBC Capital Markets LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.
4.1	Purchase Contract Agreement, dated April 23, 2019, between Aqua America, Inc. and U.S. Bank N.A., as purchase contract agent, as attorney-in-fact for the Holders from time to time as provided therein and as trustee under the indenture referred to therein.
4.2	Form of Unit (included in Exhibit 4.1).
4.3	Form of Purchase Contract (included in Exhibit 4.1).
4.4	Indenture, dated as of April 23, 2019, between Aqua America, Inc. and U.S. Bank N.A., as trustee.
4.5	First Supplemental Indenture, dated as of April 23, 2019, between Aqua America, Inc. and U.S. Bank N.A., as trustee.
4.6	Second Supplemental Indenture, dated as of April 23, 2019, between Aqua America, Inc. and U.S. Bank N.A., as trustee.
4.7	Form of Amortizing Note (included in Exhibit 4.6).
5.1	Opinion of Simpson Thacher & Bartlett LLP relating to the Units, Purchase Contracts and Amortizing Notes.
5.2	Opinion of Ballard Spahr LLP relating to the Units, Purchase Contracts and Amortizing Notes.
5.3	Opinion of Ballard Spahr LLP relating to the Common Stock.
23.1	Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.2).
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.3).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA AMERICA, INC.

Date: April 23, 2019	By: /s/ Christopher P. Luning Name: Christopher P. Luning Title: Executive Vice President, General Counsel, and Secretary